Exhibit 3.127

REPORT OF A LIMITED PARTNERSHIP

BE IT KNOWN, THAT HEALTHSOUTH Rehabilitation Center of New Hampshire, Ltd., a limited partnership organized pursuant to the provisions of Section 10-9A-20, Code of Alabama 1975, hereby makes this report to the Secretary of State pursuant to the provisions of Section 10-9A-3, Code of Alabama 1975:

That the Limited Partnership was formed and organized by executing and recording the certificate of limited partnership in the office of the Judge of Probate of Jefferson County on July 25, 1991.

That the address of the principal office of the limited partnership is:

Two Perimeter Park South
Suite 224W
Birmingham, Alabama 35203

That the address of the office (which may but need not be a place of its business in this state) at which shall be kept the records required by Section 10-9A-4 is:

Two Perimeter Park South
Suite 224W
Birmingham, Alabama 35203

That the name and address of the agent for service of process is:

Haskell Slaughter Young & Johnston, Professional Association
800 AmSouth-Sonat Tower
Birmingham, Alabama 35203

Sworn to this 25th day of July, 1991, at Birmingham, Alabama.

HEALTHSOUTH Rehabilitation Center of New Hampshire, Ltd. by its General Partner
HEALTHSOUTH Rehabilitation Corporation

By:	/s/ Richard M. Scrushy
Richard M. Scrushy
Chairman of the Board, President and Chief Executive Officer

STATE OF ALABAMA

CHANGES FOR HEALTHSOUTH Rehabilitation Center of New Hampshire, Ltd.
(name of entity)

Domestic Limited Liability Company	Foreign Limited Liability Company
(fee: $5.00)	(fee: $10.00)
Domestic Limited Partnership x	Foreign Limited Partnership
(fee: $5.00)	(fee: $10.00)

The following will serve to make changes to the original reports or applications of a LLC or LP as filed in the Office of the Secretary of State of Alabama. This form may be used to change the registered agent, registered address, principal address, members, or any information that is now different from the original report or application.

1: Name of Entity HEALTHSOUTH Rehabilitation Center of New Hampshire, Ltd.

2: State & Court of Formation Alabama; Jefferson Date of Formation July 25, 1991

3: Please change the registered agent from: Haskell, Slaughter, Young & Johnston to: THE CORPORATION COMPANY .

4: Please change the registered address from: 800 AmSouth-Sonat Tower, Birmingham, AL 35203 to: 2000 Interstate Park Drive, Suite 204, Montgomery, AL 36109

5:	Please change the principal address from:

to:

6:	Please make the following changes other than above:

HEALTHSOUTH Corporation
By its General Partner
DATE: June 16, 1998	Signature:	/s/ William W. Horton
William W. Horton
(Please Print/Type Name)
Sr. Vice President
(Your title)

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